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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "experts" and to the use of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1995, and for each of the two years in the period ended December 31, 1995, included in the Registration Statement
(Form S-1, No. 333-     ) and related Prospectus of Signature Resorts, Inc.
for the registration of 4,959,548 shares of its common stock.

                                                               ERNST & YOUNG LLP

Phoenix, Arizona
June 27, 1997